UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended Offer Letter and Equity Grant for Peter Blackmore.

As previously disclosed, on May 27, 2007, UTStarcom, Inc. (the “Company”) entered into an offer letter with Peter Blackmore (the “Offer Letter”), pursuant to which Mr. Blackmore was offered the position of President and Chief Operating Officer of the Company.  The Offer Letter provides that Mr. Blackmore shall, upon commencement of employment with the Company, receive (i) an annual salary of $800,000, which shall never be reduced below the current level, (ii) a signing bonus of $100,000, (iii) an annual bonus equal to 100% of Mr. Blackmore’s annual salary, based upon the Company’s performance and achievement of mutually agreed upon performance objectives (an annual bonus for the 2007 calendar year of 50% of Mr. Blackmore’s annual salary is guaranteed), and (iv) upon approval of the Board of Directors of the Company (the “Board”), a restricted cash award equal to $5,200,000, payable over a four (4) year period as follows: (a) $4,000,000 will vest as follows: $1,000,000 will vest and become payable on each annual anniversary of Mr. Blackmore’s employment start date, subject to his continuing to provide services to the Company through each applicable vesting date, and (b) an additional $300,000 will vest and become payable on the first anniversary of the date of grant, and $25,000 will vest each month thereafter, subject to his continuing to provide services to the Company through each applicable vesting date.  In the event of Mr. Blackmore’s death or disability all amounts under (iv) above will accelerate in full.

On October 25, 2007, the Compensation Committee of the Board of Directors of the Company approved an equity grant to Mr. Blackmore, effective October 31, 2007, and an amendment to his offer letter to provide that Mr. Blackmore’s restricted cash award would be converted to (i) shares of restricted stock and restricted stock units (RSUs) (subject to the limitations of the Company’s 2006 Equity Incentive Plan) with an aggregate value of $4 million on the date of grant which will vest as follows: one quarter (25%) of the shares  will vest on each annual anniversary of his start date, subject to his continuing to provide services to the Company through each applicable vesting date, and (ii) options to purchase shares of common stock of the Company  with a value of $1.2 million on the date of grant which will vest as follows: one quarter (25%) of the options will vest on the first anniversary of the date of grant, and the remaining options will vest in equal installments of 1/36th each month thereafter, subject to his continuing to provide services to the Company through each applicable vesting date.  In the event of Mr. Blackmore’s death or disability, the vesting of his restricted stock, RSUs and stock options will accelerate in full.  A copy of the amended Offer Letter is attached hereto as Exhibit 99.1.

                On October 31, 2007, the effective date of Mr. Blackmore’s equity grant described above, the closing price of the Company’s common stock as quoted on the Nasdaq Global Select Market was $3.20 and therefore the number of shares of restricted stock, RSUs and stock options granted to Mr. Blackmore as of October 31, 2007 was determined to be 900,000 shares of restricted stock, 350,000 RSUs and 750,000 options to purchase common stock with an exercise price of $3.20 per share.

Item 9.01 Financial Statements and Exhibits.

99.1                        Peter Blackmore Offer Letter as amended on October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: October 31, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBITS

99.1                        Peter Blackmore Offer Letter as amended October 25, 2007.